Exhibit 99.1

NEWS RELEASE
Contacts:	Rob Capps, President & CEO MIND Technology, Inc. 281-353-4475

Ken Dennard / Zach Vaughan 713-529-6600 MIND@dennardlascar.com

MIND TECHNOLOGY, INC. REPORTS

FISCAL 2025 FOURTH QUARTER AND YEAR-END RESULTS

THE WOODLANDS, TX – April 22, 2025 – MIND Technology, Inc. (NASDAQ: MIND) (“MIND” or the “Company”) today announced financial results for its fiscal 2025 fourth quarter and year ended January 31, 2025.

Revenues from continuing operations for the fourth quarter of fiscal 2025 were approximately $15.0 million compared to $12.1 million in the third quarter of fiscal 2025 and $13.4 million in the fourth quarter of fiscal 2024.

The Company reported operating income from continuing operations of approximately $2.8 million for the fourth quarter of fiscal 2025 compared to operating income of $1.9 million for the third quarter of fiscal 2025 and operating income of $2.3 million in the fourth quarter of fiscal 2024. For the full year of fiscal 2025 the Company reported operating income from continuing operations of $6.8 million compared to $518,000 in fiscal 2024. Net income for the fourth quarter of fiscal 2025 amounted to approximately $2.0 million compared to $1.3 million in the third quarter of fiscal 2025 and $1.4 million in the fourth quarter of fiscal 2024. Fourth quarter of fiscal 2025 net income attributable to common shareholders was $2.0 million, or $0.25 per share compared to $494,000, or $0.35 per share in the fourth quarter of fiscal 2024.

Adjusted EBITDA from continuing operations for the fourth quarter of fiscal 2025 was approximately $3.0 million compared to $2.0 million in the third quarter of fiscal 2025 and $2.6 million in the fourth quarter of fiscal 2024. Adjusted EBITDA from continuing operations, which is a non-GAAP measure, is defined and reconciled to reported net income (loss) from continuing operations and cash used in operating activities in the accompanying financial tables. These are the most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles, or GAAP.

The backlog of Marine Technology Products as of January 31, 2025 related to our Seamap segment was approximately $16.2 million compared to $26.2 million at October 31, 2024 and $38.4 million at January 31, 2024. However, subsequent to January 31, 2025 the Company has booked firm orders totaling approximately $15.9 million.

Rob Capps, MIND’s President and Chief Executive Officer, stated, “We are very pleased to report another solid quarter and continue our trend of profitability. While there will undoubtedly be quarterly fluctuations going forward, our backlog and pipeline of business and the general market tailwinds give us belief that this trend will continue into fiscal 2026. In the fourth quarter, we once again generated positive cash flow from operations and ended the quarter with cash on hand of approximately $5.3 million. Such measures underscore our solid financial position.

“I am very pleased with where MIND is positioned today. We have stabilized the company, restored it to profitability and positioned ourselves to take advantage of opportunities within our existing and future markets,” added Capps. “However, we are still a small company, which presents certain challenges. We believe that to maximize stockholder value, MIND needs additional scale. We have identified organic growth opportunities that could help grow the Company. However, we also believe there are several other ways to achieve additional scale, including acquiring assets or businesses, combining with other organizations, or even an outright sale of the Company. All of these options are open to us, and we intend to investigate and analyze them. To assist us with this effort, we have retained Lucid Capital Markets LLC.

“We currently do not see a need to raise additional capital and have no near-term plans to do so. However, we do think it prudent to prepare ourselves should a need arises in the future, such as in connection with financing internal growth projects or the purchase of assets or a business. Therefore, we intend to file a shelf registration statement with the Securities and Exchange Commission in the very near future. This will allow us to move quickly and efficiently should circumstances dictate,” concluded Capps

CONFERENCE CALL

Management has scheduled a conference call for Tuesday, April 22, 2025 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss the Company’s fiscal 2025 fourth quarter and year-end results.  To access the call, please dial (412) 902-0030 and ask for the MIND Technology call at least 10 minutes prior to the start time.  Investors may also listen to the conference live on the MIND Technology website, http://mind-technology.com, by logging onto the site and clicking “Investor Relations”. A telephonic replay of the conference call will be available through April 30, 2025 and may be accessed by calling (201) 612-7415 and using passcode 13751817#.  A webcast archive will also be available at http://mind-technology.com shortly after the call and will be accessible for approximately 90 days.  For more information, please contact Dennard Lascar Investor Relations by email at MIND@dennardlascar.com.

ABOUT MIND TECHNOLOGY

MIND Technology, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries.  Headquartered in The Woodlands, Texas, MIND has a global presence with key operating locations in the United States, Singapore, Malaysia, and the United Kingdom.  Its Seamap unit designs, manufactures and sells specialized, high performance, marine exploration and survey equipment.

Forward-looking Statements

Certain statements and information in this press release concerning results for the quarter and year ended January 31, 2025 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, and volatility in commodity prices for oil and natural gas.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Non-GAAP Financial Measures

Certain statements and information in this press release contain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP.  Company management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Company management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company's business trends and to understand the Company's performance. In addition, the Company may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.  Reconciliation of Backlog, which is a non-GAAP financial measure, is not included in this press release due to the inherent difficulty and impracticality of quantifying certain amounts that would be required to calculate the most directly comparable GAAP financial measures.

Tables to Follow

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	January 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$5,336	$5,289
Accounts receivable, net of allowance for credit losses of $332 at January 31, 2025 and 2024	11,817	6,566
Inventories, net	13,745	13,371
Prepaid expenses and other current assets	1,217	3,113
Total current assets	32,115	28,339
Property and equipment, net	890	818
Operating lease right-of-use assets	1,320	1,324
Intangible assets, net	2,308	2,888
Deferred tax asset	87	122
Total assets	$36,720	$33,491
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,558	$1,623
Deferred revenue	189	203
Customer deposits	1,603	3,446
Accrued expenses and other current liabilities	1,245	2,140
Income taxes payable	2,473	2,114
Operating lease liabilities - current	577	751
Total current liabilities	8,645	10,277
Operating lease liabilities - non-current	743	573
Total liabilities	9,388	10,850
Stockholders’ equity:
Preferred stock, $1.00 par value; 2,000 shares authorized; no shares issued and outstanding at January 31, 2025 and 1,683 shares issued and outstanding at January 31, 2024	—	37,779
Common stock $0.01 par value; 40,000 shares authorized; 7,969 and 1,406 shares issued at January 31, 2025 and 2024, respectively	80	14
Additional paid-in capital	135,666	113,121
Accumulated deficit	(108,448)	(128,307)
Accumulated other comprehensive gain	34	34
Total stockholders’ equity	27,332	22,641
Total liabilities and stockholders’ equity	$36,720	$33,491

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended January 31,		For the Twelve Months Ended January 31,
	2025	2024	2025	2024
Revenues:
Sale of marine technology products	$15,044	$13,378	$46,863	$36,510
Cost of sales:
Sale of marine technology products	8,494	7,137	25,896	20,539
Gross profit	6,550	6,241	20,967	15,971
Operating expenses:
Selling, general and administrative	2,986	2,982	11,291	12,142
Research and development	562	654	1,914	2,133
Depreciation and amortization	220	286	944	1,178
Total operating expenses	3,768	3,922	14,149	15,453
Operating income	2,782	2,319	6,818	518
Other income (expense):
Other income (expense), net	(80)	(80)	240	(280)
Other (expense) income	(80)	(80)	240	(280)
Income from continuing operations before income taxes	2,702	2,239	7,058	238
Provision for income taxes	(671)	(748)	(1,984)	(1,338)
Income (loss) from continuing operations	2,031	1,491	5,074	(1,100)
Income (loss) from discontinued operations, net of income taxes	—	(50)	—	1,374
Net income	$2,031	$1,441	$5,074	$274
Gain on Preferred Stock conversion	$—	$—	$14,785	$—
Preferred stock dividends - declared	—	—	—	(946)
Preferred stock dividends - undeclared	—	(947)	(2,256)	(2,842)
Net income (loss) attributable to common stockholders	$2,031	$494	$17,603	$(3,514)
Net income (loss) per common share - Basic and diluted
Continuing operations	$0.25	$0.39	$4.32	$(3.48)
Discontinued operations	$—	$(0.04)	$—	$0.98
Net income (loss)	$0.25	$0.35	$4.32	$(2.50)
Shares used in computing loss per common share:
Basic	7,969	1,406	4,078	1,406
Diluted	7,969	1,406	4,078	1,406

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year Ended January 31,
	2025	2024
Cash flows from operating activities:
Net income	$5,074	$274
Depreciation and amortization	944	1,516
Stock-based compensation	235	261
Gain on sale of Klein	—	(2,343)
Provision for inventory obsolescence	68	341
Gross profit from sale of other equipment	(457)	(476)
Deferred tax benefit	35	(153)
Changes in:
Accounts receivable	(5,246)	(3,343)
Unbilled revenue	(7)	25
Inventories	(441)	(3,601)
Income taxes receivable and payable	360	635
Accounts payable, accrued expenses and other current liabilities	45	(334)
Prepaid expenses and other current and long-term assets	1,897	(847)
Deferred revenue	(1,856)	3,078
Net cash provided by (used in) operating activities	651	(4,967)
Cash flows from investing activities:
Purchases of property and equipment	(437)	(290)
Sale of other assets	457	476
Proceeds from the sale of Klein, net	—	10,832
Net cash provided by investing activities	20	11,018
Cash flows from financing activities:
Net proceeds from short-term loan	—	2,947
Payment on short-term loan	—	(3,750)
Refund of prepaid interest on short-term loan	—	214
Preferred stock conversion transaction costs	(619)	—
Preferred stock dividends	—	(946)
Net cash used in financing activities	(619)	(1,535)
Effect of changes in foreign exchange rates on cash and cash equivalents	(5)	(5)
Net increase in cash and cash equivalents	47	4,511
Cash and cash equivalents, beginning of period	5,289	778
Cash and cash equivalents, end of period	$5,336	$5,289

MIND TECHNOLOGY, INC.

Reconciliation of Net Income and Net Cash Used in Operating Activities to EBITDA and

Adjusted EBITDA From Continuing Operations

(in thousands)

(unaudited)

	For the Three Months Ended January 31,		For the Twelve Months Ended January 31,
	2025	2024	2025	2024
	(in thousands)		(in thousands)
Reconciliation of Net Income to EBITDA and Adjusted EBITDA from continuing operations
Net income	$2,031	$1,441	$5,074	$274
Interest expense, net	$—	$98	$—	$634
Depreciation and amortization	220	286	944	1,516
Provision for income taxes	671	742	1,984	1,355
EBITDA	2,922	2,567	8,002	3,779
(Income) loss from discontinued operations net of depreciation and amortization	—	54	—	(1,729)
Stock-based compensation	95	(3)	235	261
Adjusted EBITDA from continuing operations (1)	$3,017	$2,618	$8,237	$2,311
Reconciliation of Net Cash Provided by (Used In) Operating Activities to EBITDA
Net cash provided by (used in) operating activities	$2,058	$657	$651	$(4,967)
Stock-based compensation	(95)	3	(235)	(261)
Provision for inventory obsolescence	(1)	(318)	(68)	(341)
Changes in accounts receivable (current and long-term)	2,411	2,681	5,253	3,318
Interest paid	—	98	—	634
Taxes paid, net of refunds	243	230	1,654	847
Gain on sale of other equipment	—	91	457	476
Gain on the sale of Klein	—	(50)	—	2,343
Changes in inventory	(3,503)	427	441	3,601
Changes in accounts payable, accrued expenses and other current liabilities and deferred revenue	1,621	(2,674)	1,811	(2,744)
Changes in prepaid expenses and other current and long-term assets	179	1,413	(1,897)	847
Other	9	9	(65)	26
EBITDA (1)	$2,922	$2,567	$8,002	$3,779

1.

EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as net income before (a) interest income and interest expense, (b) provision for (or benefit from) income taxes and (c) depreciation and amortization. Adjusted EBITDA excludes non-cash foreign exchange gains and losses, stock-based compensation, impairment of intangible assets, other non-cash tax related items and non-cash costs of lease pool equipment sales. We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance or liquidity calculated in accordance with GAAP. We have included these non-GAAP financial measures because management utilizes this information for assessing our performance and liquidity, and as indicators of our ability to make capital expenditures, service debt and finance working capital requirements and we believe that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as us. In particular, we believe that it is useful to our analysts and investors to understand this relationship because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. In evaluating our performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do and EBITDA and Adjusted EBITDA may not be comparable with similarly titled measures reported by other companies.